Exhibit 5.1

Bingham McCutchen LLP
One Federal Street
Boston, Massachusetts 02110
Tel: 617-951-8000

October 7, 2014

Proteon Therapeutics, Inc.

200 West Street

Waltham, MA 02451

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Proteon Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 (Registration No. 333-198777) initially filed with the Securities and Exchange Commission on September 16, 2014, as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the registration of the offer and sale of up to 4,700,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), including up to 705,000 shares of Common Stock that may be offered and sold by the Company to cover over-allotments pursuant to the Registration Statement (together, the “Shares”).

We have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares.  As such counsel, we have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.  In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.  We have also assumed that an Underwriting Agreement substantially in the form of Exhibit 1.1 to the Registration Statement, by and among the Company and the underwriters named therein (the “Underwriting Agreement”), will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Company and the pricing committee thereof.

We have also assumed that, at or prior to the time of the issuance and delivery of any Shares, the Registration Statement will have been declared effective under the Act, that the Shares will have been registered under the Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Shares.

This opinion is limited solely to the Delaware General Corporation Law, as applied by courts located in Delaware.

Based upon and subject to the foregoing, we are of the opinion that, upon the effectiveness of the Company’s Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, a form of which has been filed as an exhibit to the Registration Statement, the Shares to be issued and sold by the Company under the Underwriting Agreement will have been duly authorized, and when delivered and paid for by the Underwriters (as such term is defined in the Underwriting Agreement) in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.  In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Bingham McCutchen LLP

BINGHAM MCCUTCHEN LLP